EXHIBIT 99(a)(ii)

                           UNITED VALLEY BANCORP, INC.

                                      PROXY

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                         OF UNITED VALLEY BANCORP, INC.


         The undersigned hereby appoints John G. Hoopes and Thomas J. Lynch, or either of them, as and for his proxies, each with the power to appoint such proxy's substitute, and hereby authorizes them, or either of them, to vote all of the shares of Class A Common Stock of United Valley Bancorp, Inc. held of record by the undersigned on November _____, 1996 at the Special Meeting of Shareholders of United Valley Bancorp, Inc. to be held Tuesday, January 7, 1997 and at any and all adjournments thereof as set forth on the reverse side hereof:




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1.       Proposal to approve the Agreement and Plan of Merger (the  "Agreement")
         among United Valley Bancorp, Inc., United Valley Bank, JeffBanks, Inc., and JeffBanks Acquisitioncorp, Inc. (a wholly-owned subsidiary of JeffBanks, Inc.)

               [ ] FOR               [ ] AGAINST          [ ] ABSTAIN
               Approval of           Approval of          With respect
               the Agreement         the Agreement        to approval
                                                          of the
                                                          Agreement

2. In their discretion, the proxies, and each of them, are authorized to vote upon such other matters as may properly come before the Special Meeting.

This proxy, when properly executed, will be voted in the manner described herein by the undersigned. If no direction is made, this proxy will be voted FOR approval of the Agreement. Please sign exactly as your name appears on this Proxy Card. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in name by authorized person.



Signature(s):                          Dated:




PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.